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                                                     April 21, 2006





To the Trustees of Tax-Free Fund of Colorado

         We consent to the incorporation by reference into post-effective amendment No. 22 under the 1933 Act and No. 23 under the 1940 Act of our opinion dated April 23, 1998.


                                            Hollyer Brady Barrett & Hines LLP



                                            /s/ William L.D. Barrett

                                            by----------------------------
                                                    Partner